UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2022
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AVEO Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (857) 400-0101
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03     Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Form 8-K is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, AVEO Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (“Amendment No. 3”) to the Company’s 2019 Equity Incentive Plan (as amended, the “2019 Equity Incentive Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) reserved for issuance thereunder, which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval.

The 2019 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. All of the Company’s employees, officers and directors, as well as consultants and advisors, are eligible to receive awards under the 2019 Equity Incentive Plan.

At the Annual Meeting, the Company’s stockholders also approved an amendment (the "2010 Employee Stock Purchase Plan Amendment") to the Company’s Amended and Restated 2010 Employee Stock Purchase Plan (the “ 2010 Employee Stock Purchase Plan” and together with the 2019 Equity Incentive Plan, "the Plans") to increase the number of shares of Common Stock, reserved for issuance thereunder from 576,400 to 876,400, which had previously been adopted by the Company’s Board subject to stockholder approval. The Amended and Restated 2010 Employee Stock Purchase Plan permits full and part-time employees of the Company and its subsidiaries to purchase shares of the Company’s common stock at a discounted price.

The foregoing brief descriptions of the Plans are qualified in their entirety by the text of the Plans. The description of (i) the 2019 Equity Incentive Plan and (ii) Amended and Restated 2010 Employee Stock Purchase Plan, are included on pages 63 to 77 and 78 to 83, respectively, of the Company’s Proxy Statement for the 2022 Annual Meeting, filed with the U.S Securities and Exchange Commission on April 26, 2022, and are incorporated herein by reference. A complete copy of Amendment No. 3 and the 2010 Employee Stock Purchase Plan, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2022 ,the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, (the "Certificate of Amendment") with the Secretary of State of the State of Delaware, to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 authorized shares to 80,000,000 authorized shares. The additional common stock authorized by the Certificate of Amendment has rights identical to the Company’s currently outstanding common stock.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 7, 2022, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Board for terms expiring at the 2023 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Mr. Michael Bailey	14,447,753	1,559,212	7,497,373
Mr. Kenneth Bate	12,336,764	3,670,201	7,497,373
Dr. Kevin Cullen	14,611,073	1,395,892	7,497,373
Dr. Corinne Epperly	14,615,594	1,391,371	7,497,373
Dr. Anthony Evnin	13,877,034	2,129,931	7,497,373
Mr. Gregory Mayes	14,385,226	1,621,739	7,497,373
Ms. Scarlett Spring	14,388,137	1,618,828	7,497,373

2. The amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 80,000,000 was approved.

For: 18,483,299
Against: 4,684,748
Abstain: 336,291

3. Amendment No. 3 to the 2019 Equity Incentive Plan was approved.

For: 12,444,286
Against: 3,487,664
Abstain: 75,015
Broker Non-Votes: 7,497,373

4. The 2010 Employee Stock Purchase Plan Amendment was approved.

For: 13,781,155
Against: 2,113,999
Abstain: 111,811
Broker Non-Votes: 7,497,373

5. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 12,984,919
Against: 2,901,352
Abstain: 120,694
Broker Non-Votes: 7,497,373

6. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 was ratified.

For: 22,196,040
Against: 1,100,764
Abstain: 207,534

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of AVEO Pharmaceuticals, Inc.
99.1	Amendment No. 3 to AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan.
99.2	AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: June 8, 2022
	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer